SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 21, 2006
LADENBURG THALMANN FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 21, 2006, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into a letter agreement with Vector Group Ltd. (“Vector”). Pursuant to the agreement, Vector has agreed to make available to the Company the services of Richard J. Lampen, Vector’s Executive Vice President, to serve as the Company’s President and Chief Executive Officer and to provide certain other financial and accounting services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. In consideration for such services, the Company will pay Vector an annual fee of $250,000, plus any direct, out-of-pocket costs, fees and other expenses incurred by Vector or Mr. Lampen in connection with providing such services, and will indemnify Vector. The agreement is terminable by either party upon 30 days’ prior written notice.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     See Item 1.01, which is incorporated herein by reference.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On September 26, 2006, the Company entered into a month-to-month lease agreement with Frost Real Estate Holdings, LLC (“FREH”), an entity affiliated with Dr. Phillip Frost, the Company’s Chairman of the Board and principal shareholder. The month-to-month lease agreement is for space in an office building in Miami, Florida owned by FREH where the Company’s corporate headquarters and a branch office will be located. The agreement provides for payments of $7,523 per month. It is the Company’s intention to enter into a long-term lease agreement with this entity for this and certain additional space in the building once the parties fully negotiate the terms of such long-term agreement. The Company has determined that the rental rate was at market for the space to be leased and, accordingly, that the lease is as fair as would have been obtained from an unaffiliated third party. The Company’s Board of Directors and Audit Committee (the committee responsible for reviewing and approving all related party transactions) approved the Company entering into lease arrangements with FREH and granted an exception under the Company’s Code of Business Conduct and Ethics in order to permit the Company to enter into such arrangements.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Letter Agreement, dated September 14, 2006, between Ladenburg Thalmann Financial Services Inc. and Vector Group Ltd.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 27, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer